                                                                     EXHIBIT 4.6

                                        May 20, 1997



The Wiser Oil Company
8115 Preston Road, Suite 400
Dallas, Texas  75225
Attn:  Lawrence Finn

The Wiser Oil Company of Canada
8115 Preston Road, Suite 400
Dallas, Texas 75225
Attn:  Lawrence Finn

Re: Second Amendment to Credit Agreement dated as of June 23, 1994 among The Wiser Oil Company ("Wiser"), The Wiser Oil Company Canada, Ltd., NationsBank of Texas, N.A., as Agent, and NationsBank of Texas, N.A. and PNC Bank, National Association, as Banks, as amended by that certain First Amendment to Credit Agreement dated November 29, 1995 (as amended by the First Amendment, the "Credit Agreement"). Terms defined in the Credit
                           ----------------
     Agreement shall have the same meanings when used herein, unless otherwise defined herein.

Gentlemen:

     You have requested that the Banks and Agent agree to amend the Credit Agreement in certain respects and that the Banks and the Agent enter into certain other agreements with respect to the Credit Agreement. Based on the representations and warranties set forth herein and subject to the conditions set forth in Section 7 hereof, the Banks and Agent hereby agree with the
             ---------
Borrowers as follows:

     Section 1.  Credit Agreement Amendments.  Subject to the satisfaction of
     ---------   ---------------------------
each condition precedent set forth in Section 6 of this letter agreement (this
                                      ---------
"Amendment"), the Credit Agreement shall be amended as set forth in this
----------
Section 1.
---------

     1.1  Section 1.1 of the Credit Agreement shall be amended to insert the
          -----------
following definitions in alphabetical order:

          "Commitment Fee Percentage" in effect on any day shall be the percentage determined pursuant to the table below based on the ratio of (a) Wiser U.S.'s Consolidated Senior Funded Debt on such day, to (b) the Borrowing Base in effect on such day.

May 20, 1997
Page 2


          ======================================================================
               Ratio of Consolidated Senior
               Funded Debt to Borrowing Base       Commitment Fee Percentage
          ----------------------------------------------------------------------
                     less than .75 to 1                       .25%
          ----------------------------------------------------------------------
                equal to or more than .75 to 1               .375%
          ======================================================================

          "Consolidated Senior Funded Debt" means, for Wiser U.S. at any time, the remainder of (a) its Consolidated Funded Debt, minus (b) the principal outstanding under the Subordinate Notes.

          "Consolidated Total Capital" means, for any Person as of any time, the sum of such Person's (a) consolidated liabilities at such time, plus (b) consolidated shareholders equity at such time, in each case as such amounts would be reflected on a consolidated balance sheet of such Person as of such time prepared in accordance with GAAP.

          "Second Amendment" means that certain letter agreement dated May 20, 1997 by and among Agent, Borrowers, T.W.O.C., Inc. and Banks.

          "Subordinate Notes" means Wiser U.S.'s Senior Subordinated Notes due 2007 in an aggregate amount of $125,000,000 which are to be issued pursuant to and governed by the Subordinate Notes Indenture.

          "Subordinate Notes Indenture" means an Indenture to be entered into by and between Wiser U.S. and Texas Commerce Bank National Association as Trustee which shall be substantially in the form of the draft thereof dated May 18, 1997, a copy of which has been provided by Wiser U.S. to each Bank.

          "Subsidiary Guaranty" means a Guaranty in form and substance acceptable to Agent to be executed by individual Subsidiaries of Borrower pursuant to Section 8.12 hereof or pursuant to the Second Amendment
                 ------------
     pursuant to which such Subsidiaries shall guaranty payment and performance in full of the Obligations.

          "Subsidiary Guarantors" means any Subsidiary of Wiser U.S. which has executed and delivered a Subsidiary Guaranty which is in full force and effect.

     1.2. The definitions of the term "Applicable Margin," "Borrowing Base Deficiency," "Loan Papers," "Maximum Borrowing Base," "Permitted Investments," "Termination Date" and "Wiser Canada" set forth in Section 1.1 of the Credit
                                                   -----------
Agreement are amended to read in full as follows:

          "Applicable Margin" in effect on any day shall be the percentage determined pursuant to the table below based on the ratio of (a) Wiser U.S.'s Consolidated Senior Funded Debt on such day, to (b) the Borrowing Base in effect on such day:

May 20, 1997
Page 3

          ======================================================================
            Ratio of Consolidated                 APPLICABLE MARGIN
              Senior Funded Debt
               to Borrowing Base        Base Rate Advance   Eurodollar Advance
          ----------------------------------------------------------------------
               less than .5 to 1                0%                .625%
          ----------------------------------------------------------------------
          more than or equal to .5 to 1
               less than .75 to 1               0%                .875%
          ----------------------------------------------------------------------
          more than or equal to .75 to 1      .375%               1.25%
          ======================================================================

          "Borrowing Base Deficiency" means, as of any day, the amount, if any, by which the aggregate unpaid principal balance of Wiser U.S.'s Consolidated Senior Funded Debt exceeds the Borrowing Base in effect on such day.

          "Loan Papers" means this Agreement, the First Amendment, the Second Amendment, the Notes, the Canadian Guaranty, each Subsidiary Guaranty and all other certificates, documents or instruments delivered in connection with this Agreement as the foregoing may be amended from time to time.

          "Maximum Borrowing Base" means the maximum Borrowing Base in effect under this Agreement during the period commencing on April 1, 1999, and continuing until the Termination Date. The Maximum Borrowing Base shall be initially, the amount of Borrowing Base in effect on March 31, 1999; provided that such amount shall reduce on June 30, 1999 and on the last day of each March, June, September and December thereafter until the Termination Date by an amount equal to one twelfth (1/12) of the Borrowing Base in effect on March 31, 1999.

          "Permitted Investments" means (a) Permitted Short Term Investments (as defined in the Subordinate Notes Indenture), (b) Investments by Wiser U.S. in any Subsidiary Guarantor, (c) Investments by any Subsidiary Guarantor in any other Subsidiary Guarantor, (d) Intercompany Loans, (e) the Marketable Securities held by T.W.O.C., Inc. on June 23, 1994 and Marketable Securities thereafter acquired by T.W.O.C., Inc. with proceeds from the liquidation of Marketable Securities, and (f) other Investments; provided, that, Wiser U.S.'s and its Subsidiaries' aggregate basis in Investments made on or after September 28, 1993 which are outstanding at any time pursuant to this subject (f) shall not exceed $3,000,000 U.S. (each Borrower acknowledges that Investments by Wiser U.S. in any of its Subsidiaries since September 28, 1993 and Investments by any such Subsidiary since September 28, 1993 in any other Subsidiary of Wiser U.S., in each case excluding Investments in Subsidiary Guarantors, are considered "Investments" for purposes of this clause (f) and Section 9.8).
                                                       -----------

          "Termination Date" means March 31, 2002.

          "Wiser Canada" means The Wiser Oil Company of Canada, a Nova Scotia

May 20, 1997
Page 4

     unlimited liability company.

     1.3  Section 2.2(b) of the Credit Agreement shall be amended to delete
          --------------
clause (i) thereof and to insert "(i) the amount, terms, purpose and form of such Letter of Credit are approved by Agent, such approval to not be unreasonably withheld" in place thereof.

     1.4  Section 2.2(c) of the Credit Agreement shall be amended to delete the
          --------------
words "Consolidated Funded Debt" each time it appears in such Section and to insert in lieu thereof "Consolidated Senior Funded Debt."

     1.5  Section 2.7 of the Credit Agreement shall be amended as follows:
          -----------

          (a)  Subsections (a), (b) and (c) of Section 2.7 shall be amended to
                                               -----------
     delete the phrase "Subject to Section 2.7(d)" each time it appears in said
                                   --------------
     section and to capitalize the initial letter in the word "Interest" each time it appears immediately following the deleted phrase "Subject to
     Section 2.7(d)".
     --------------

          (b)  Section 2.7 shall be amended to delete subsection (d) thereof in
               -----------
     its entirety and to relabel the existing subsections (e) and (f) as subsections (d) and (e) respectively.

     1.6  Section 2.10 of the Credit Agreement shall be amended to delete the
          ------------
phrase "one-fourth of one percent (1/4%)" and to substitute in its place the phrase "the Commitment Fee Percentage in effect from day to day".

     1.7  Section 3.2(b) of the Credit Agreement shall be amended to delete the
          --------------
date "September 30, 1997" and to insert in lieu thereof the date "April 1, 1999."

     1.8  Section 6.2(d) of the Credit Agreement shall be amended to delete the
          --------------
words "Consolidated Funded Debt" each time it appears in such Section and to insert in lieu thereof "Consolidated Senior Funded Debt."

     1.9  Article VIII of the Credit Agreement shall be amended to include a new
          ------------
Section 8.12 which shall read in full as follows:
------------

          "Section 8.12.  Subsidiary Guarantees.  At any time at which any
           ------------   ---------------------
     Subsidiary of Wiser U.S. is required to execute any Guarantee of the Subordinate Notes pursuant to Section 4.13 of the Subordinate Notes Indenture, Wiser U.S. will (a) cause such Subsidiary to execute and deliver to the Banks a Subsidiary Guaranty, and (b) deliver to the Agent such (i) resolutions of the board of directors of such Subsidiary Guarantor, (ii) certificates of officers of such Subsidiary Guarantor, (iii) certificates of Governmental Authorities, and (iv) opinions of counsel, as Agent shall reasonably request to evidence the valid organization and existence of such Guarantor and the due authorization, execution, delivery and enforceability of such Subsidiary Guaranty.

     1.10 Section 9.1 of the Credit Agreement shall be amended to read in full
          -----------
as follows:

May 20, 1997
Page 5

          "SECTION 9.1.  Incurrence of Debt.  Neither Borrower will incur, and
           -----------   ------------------
     neither Borrower will permit any Subsidiary of Wiser U.S. to incur, any Debt if, after giving effect to such incurrence, a Borrowing Base Deficiency, an Event of Default or a Default would exist."

     1.11 Section 9.2 of the Credit Agreement shall be amended to read in full
          -----------
as follows:

          "SECTION 9.2.  Restrictions on Distributions.  Neither Borrower will
           -----------   -----------------------------
     directly or indirectly declare or make or incur any liability to make, and neither Borrower will permit any Subsidiary of Wiser U.S. to directly or indirectly declare or make, or incur any liability to make, Distributions in any fiscal year in excess of the greater of (i) 80% of Wiser U.S.'s Adjusted Consolidated Net Income for such fiscal year, or (ii) $4,500,000. Notwithstanding the foregoing, any Subsidiary of Wiser U.S. may make Distributions to Wiser U.S. and to any other Subsidiary of Wiser U.S. which is a Subsidiary Guarantor. Neither Borrower will enter into or become subject to, and neither Borrower will permit any Subsidiary of Wiser U.S. to enter into or become subject to, any agreement or become subject to any order of any Governmental Authority which prohibits or restricts in any way the right of any of Wiser U.S.'s Subsidiaries to make Distributions."

     1.12 Section 9.13 of the Credit Agreement shall be amended to delete the
          ------------
last sentence of such Section.

     1.13 Article IX of the Credit Agreement shall be amended to insert a new
          ----------
Section 9.14 which shall read in full as follows:
------------

          "SECTION 9.14.  Covenants Regarding Subordinate Notes.  Wiser U.S.
           ------------   -------------------------------------
     will not, and will not permit any of its Subsidiaries to (a) prepay, redeem, repurchase or create any defeasance trust for Debt outstanding under the Subordinate Notes prior to their stated maturity, or (b) make any payment in respect of the Subordinate Notes which is prohibited pursuant to the subordination provisions applicable thereto. Notwithstanding the foregoing, Wiser U.S. will not be prohibited, solely as a result of this
     Section 9.14, from (x) exchanging the Subordinate Notes for Wiser U.S.'s
     ------------
     common stock, (y) prepaying or redeeming the Subordinate Notes with the proceeds of a substantially simultaneous issue of new subordinate debt which (i) contains subordination provisions which are identical to the subordination provisions applicable to the Subordinate Notes, (ii) provides for no amortization of principal prior to maturity and provides for a final maturity no earlier than the maturity of the Subordinate Notes, (iii) bears interest at a rate (taking into account any original issue discount) no higher than the rate applicable to the Subordinate Notes, and (iv) is otherwise on terms not materially less favorable to Wiser U.S. and its Subsidiaries then the terms of the Subordinate Notes, or (z) making other prepayments or redemptions of the Subordinate Notes provided that (i) no Default exists at the time such Subordinate Notes are called for redemption or prepayment or on the effective date of such redemption or prepayment,
     (ii) Wiser U.S. gives Agent and each Bank notice of any such proposed prepayments or redemption at least 45 days prior to the date any notice is delivered to any holder of Subordinate Notes (or the trustee under the Indenture)

May 20, 1997
Page 6

     pursuant to which such Subordinate Notes are called for redemption or prepayment, (iii) upon receipt of such notice Majority Banks shall be permitted to redetermine the Borrowing Base in connection with and prior to delivery of any such call for redemption or prepayment (in accordance with the procedures set forth in Article III hereof but in addition to any redetermination of the Borrowing Base contemplated by Section 3.2), and
                                                           -----------
     (iv) no Borrowing Base Deficiency shall exist after giving effect to such redetermination. The Obligations constitute "Designated Senior Indebtedness" as such term is defined in the Subordinate Notes Indenture. Wiser U.S. shall not designate any other indebtedness as Designated Senior Indebtedness. Wiser U.S. will not enter into any amendment or modification of the Senior Notes Indenture.

     1.14 Section 10.2 of the Credit Agreement shall be amended to read as
          ------------
follows:

          "SECTION 10.2  Ratio of Consolidated Funded Debt to Consolidated
           ------------  -------------------------------------------------
     Tangible Net Worth of Wiser U.S.  Wiser U.S.'s Consolidated Funded Debt
     --------------------------------
     will not exceed 65% of its Consolidated Total Capital at any time.

     1.15 Section 10.3 of the Credit Agreement shall be amended to read in full
          ------------
as follows:

          "SECTION 10.3  Consolidated Interests Coverage Ratio.  Wiser U.S. will
           ------------  -------------------------------------
     not permit its Consolidated Interest Coverage Ratio (as defined in the Subordinate Notes Indenture) to be less than 2.5 to 1 as of the end of any fiscal quarter.

     1.16 Exhibit B, C and J to the Credit Agreement shall be amended in the
          ------------     -
     forms of Exhibits B, C and J attached to this Amendment.

     Section 2.  Borrowing Base.  The Borrowing Base is $80,000,000 and will
     ---------   --------------
remain at $80,000,000 until it is next redetermined pursuant to Article III or
                                                                -----------
Section 9.14 of the Credit Agreement.
------------

     Section 3.  Elimination of CD Rate Option.  Notwithstanding anything
     ---------   -----------------------------
contained in the Credit Agreement to the contrary CD Rate Advances (including, without limitation, Refinancing CD Rate Advances) are no longer available to Borrower under the Credit Agreement.

     Section 4.  Release of Stock Pledge.  Agent hereby releases (and each Bank
     ---------   -----------------------
hereby authorizes Agent to release) the pledge of 66% of the issued and outstanding capital stock of Wiser Canada evidenced by the Stock Pledge. Agent shall promptly return any share certificates in its possession to Wiser U.S. and will otherwise execute any additional documents reasonably required to evidence such release.

     Section 5.  Amalgamation of Wiser Canada.  Each Bank, the Agent and each
     ---------   ----------------------------
Borrower acknowledge that The Wiser Oil Company of Canada, Ltd., an Alberta corporation ("Old Wiser Canada") was amalgamated with The Wiser Oil Company of
              ----------------
Canada, a Nova Scotia unlimited liability company ("New Wiser Canada") and that
                                                    ----------------
no Default or Event of Default exists as a result thereof. New Wiser Canada represents, warrants and covenants that as a result of such amalgamation it (a) succeeded to all right, title and interest of Old Wiser Canada in and to all assets of Oil Wiser Canada, including, without

May 20, 1997
Page 7

limitation, all Mineral Interests held by Old Wiser Canada, and (b) succeeded to and assumed (and is directly and primarily liable for) the timely observance and performance of each and every obligation of Old Wiser Canada under the Credit Agreement and each of the other Loan Papers. Each Bank, the Agent and each Borrower further acknowledge and agree that each reference in the Credit Agreement and each other Loan Paper to "The Wiser Oil Company of Canada, Ltd." or "Wiser Canada" shall be deemed a reference to New Wiser Canada.

     Section 6.  Termination of T.W.O.C. Subordination Agreement.  That certain
     ---------   -----------------------------------------------
Subordination Agreement dated as of June 23, 1994, by and among Agent, each Bank, each Borrower and T.W.O.C., Inc. is hereby terminated effective the date hereof. T.W.O.C., Inc. has joined in this Second Amendment solely for the purpose of evidencing its consent and agreement to such termination.

     Section 7.  Conditions Precedent.  The agreements of the Banks and Agent
     ---------   --------------------
set forth in Sections 1, 2, 4, 5 and 6 hereof are subject to and based on the Borrowers' agreements to satisfy each of the following conditions on or before the date specified (if applicable). Any failure by Borrowers to satisfy each such condition on or before the date specified shall constitute an Event of Default under and as defined in the Credit Agreement.

     7.1 The Indenture under which the Subordinate Notes are issued shall be substantially the same, in form and substance, as the draft of such Indenture dated May 18, 1997, a copy of which has previously provided to Agent and the Banks.

     7.2 The Canadian Term Loan shall be paid in full simultaneously with Wiser U.S.'s receipt of the proceeds of the Subordinate Notes.

     7.3 Each of the following Subsidiaries of Wiser U.S. shall, simultaneously with the execution of this Second Amendment, execute and deliver Subsidiary Guarantees to Agent:

          The Wiser Oil Company of Canada
          Wiser Delaware LLC
          Wiser Oil Delaware, Inc.
          Wiser Marketing Company
          T.W.O.C., Inc.

     7.4 Agent shall receive such (a) resolutions of the board of directors of each Borrower and the Subsidiary Guarantors, (b) certificates of officers of each Borrower and each Subsidiary Guarantor, (c) certificates of Governmental Authorities, and (d) opinions of counsel, as Agent shall reasonably request to evidence the valid organization and existence of each Borrower and each Guarantor and the due authorization, execution, delivery and enforceability of this Amendment and the Subsidiary Guaranties. The documents specified in clauses (a) through (c) of this Section 7.4 shall be delivered simultaneously
                                -----------
with the execution and delivery of this Second Amendment and the documents specified in clause (d) shall be delivered on or before June 6, 1997.

     Section 8.  Representations and Warranties.  In order to induce Banks and
     ---------   ------------------------------
Agent to enter into this Amendment and enter into the agreements herein contained, each Borrower hereby represents and warrants

May 20, 1997
Page 8

to Agent and each Bank as follows:

     8.1 Maljamar Development has conveyed to Wiser U.S. recordable title in and to all of the Mineral Interests previously held by Maljamar Development in Lea and Eddy Counties, New Mexico. After taking the conveyance of such Mineral Interests to Wiser U.S. into account, the representations and warranties of Wiser U.S. in Section 7.9 of the Credit Agreement are true and correct.

     8.2 Each representation and warranty of each Borrower and each Subsidiary of Wiser U.S. contained in the Credit Agreement and the other Loan Papers is true and correct on the date hereof and will be true and correct after giving effect to this Amendment.

     8.3 The execution and delivery of this Amendment and the execution and delivery by each Subsidiary Guarantor of the Subsidiary Guaranty to be executed by it, and the performance by Borrowers and the Subsidiary Guarantors of the Credit Agreement, as amended through this Amendment, such Subsidiary Guarantees and each of the other Loan Papers, are within each Borrower's and each such Subsidiary Guarantor's corporate powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with any Governmental Authority and do not violate or constitute a default under any provision of applicable Laws or any Material Agreement binding upon either Borrower or any of their respective Subsidiaries or result in the creation or imposition of any Lien upon any of the assets of either Borrower or any of their respective Subsidiaries except Permitted Encumbrances.

     8.4 The Credit Agreement as amended through this Amendment constitutes the valid and binding obligation of each Borrower enforceable in accordance with its terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency or similar laws affecting creditor's rights generally, or (b) equitable principles of general application.

     8.5 Each Subsidiary Guaranty when executed and delivered by the applicable Subsidiary Guarantor, will constitute the valid and binding obligation of each such Subsidiary Guarantor enforceable in accordance with its terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency or similar laws affecting creditor's rights generally, or (b) equitable principles of general application.

     8.6 Neither Borrower has any defenses to payment, counterclaims or rights to set off with respect to the Obligations.

     Section 9.  Miscellaneous.
     ---------   -------------

     9.1  Upon the satisfaction of the conditions precedent set forth in
Section 6 above, the Credit Agreement shall be amended and modified as herein
---------
provided, but except as so amended and modified hereby, any and all of the terms and provisions of the Credit Agreement and the Loan Papers shall remain in full force and effect. The Credit Agreement and this Amendment shall be read, taken and construed as one and the same instrument. All references to the Credit Agreement in the Loan Papers shall be deemed to mean the Credit Agreement as amended through this Amendment.

     9.2 All of the terms and provisions of the Credit Agreement as amended through this

May 20, 1997
Page 9

Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     9.3 Borrowers hereby agree to pay on demand all reasonable fees and expenses of counsel to Agent incurred by Agent, in connection with the preparation, negotiation and execution of this Amendment and all related documents.

     9.4 This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when the Agent shall have received counterparts hereof signed by all of the parties hereto or, in the case of any Bank as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic or other written confirmation from such Bank of execution of a counterpart hereof by such Bank; however, no party shall be bound by this Amendment until all parties have executed a counterpart.

     9.5 The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

     9.6 THE CREDIT AGREEMENT AS AMENDED THROUGH THIS AMENDMENT AND, UNLESS OTHERWISE SPECIFIED THEREIN, ALL OF THE OTHER LOAN PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA.

     9.7. Agent and Banks hereby consent to the offer, issuance and sale of the Subordinate Notes and to the execution, delivery and performance of the Subordinate Notes Indenture.

     9.8 THE CREDIT AGREEMENT AS AMENDED THROUGH THIS AMENDMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  [Remainder of page intentionally left blank]

May 20, 1997
Page 10

     Please evidence your agreement to the terms and conditions set forth above by executing this letter in the spaces indicated below and returning a fully executed copy of this letter to Agent.

                                    Very truly yours,

                                    NationsBank of Texas, N.A.,
                                    as Agent and a Bank


                                    By: /s/ Dale T. Wilson
                                        -------------------------------

                                    Its: Vice President
                                        -------------------------------


                                    PNC Bank, N.A.


                                    By: /s/ John R. Wray
                                        -------------------------------

                                    Its: Commercial Banking Officer
                                        -------------------------------

Accepted and Agreed
this 20th day of May, 1997


The Wiser Oil Company


By:  /s/ Lawrence J. Finn
    ------------------------------------------------

Its: Vice President Finance, Chief Financial Officer
    ------------------------------------------------


The Wiser Oil Company of Canada


By: /s/ Lawrence J. Finn
    ------------------------------------------------

Its: Vice President
    ------------------------------------------------

T.W.O.C., Inc.

By: /s/ Lawrence J. Finn
    ------------------------------------------------

Its: Vice President
    ------------------------------------------------

                                   EXHIBIT B

                              NOTICE OF BORROWING

     Reference is made to that certain Credit Agreement dated as of June 23, 1994, by and among The Wiser Oil Company, a Delaware corporation ("Wiser U.S.") and The Wiser Oil Company Canada Ltd., an Alberta corporation ("Wiser Canada" and together with Wiser U.S., the "Borrowers"), certain Banks named therein (the "Banks") and NationsBank of Texas, N.A. as agent for the Banks (in such capacity, "Agent"), as amended through that certain First Amendment to Credit Agreement, dated November 29, 1995, by and among the Borrowers, Agent and the Banks and that certain Letter Agreement dated May 20, 1997 by and among Borrowers, Agent and the Banks (as same may be from time to time further amended, the "Credit Agreement"). Terms which are defined in the Credit Agreement and which are used but not defined herein are used herein with the meanings given them in the Credit Agreement.

     1. Pursuant to the terms of the Credit Agreement, Wiser U.S. hereby requests each Bank to fund such Bank's Commitment Percentage of a Borrowing to be comprised of RC Advances (the "Proposed Borrowing")

     2. In connection with the Proposed Borrowing, Wiser U.S. sets forth below the information required by Section 2.3 of the Credit Agreement (complete the applicable portions):

          (a) The Type of Rate applicable to the Proposed Borrowing is (check one):

                 [_] Adjusted London Interbank Offered Rate. The applicable Interest Period is (check one):

                       [_] one (1) months

                       [_] two (2) months

                       [_] three (3) months

                       [_] six (6) months

                 [_] Base Rate

          (b) The Borrowing Date of the Proposed Borrowing is __________,
              19_____;

          (c) The amount of the Proposed Borrowing is $ __________ U.S..


     3. Borrower and the officer of Borrower signing this instrument hereby certify that:

          (a) Such officer is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto;

          (b) To the best knowledge of the undersigned, the representations and warranties of Borrower set forth in the Credit Agreement and the other Loan Papers delivered to Banks are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof or, if such representations and warranties are expressly limited to particular dates, as of such particular dates. To the best knowledge of the undersigned, no material adverse change has occurred in the business, financial condition, operations or prospects of either Borrower individually, or Wiser U.S. and its Subsidiaries, taken as a whole, since the date of the last financial reports delivered to Banks pursuant to Section 8.1 of the Credit Agreement.
                                            -----------

          (c) To the best knowledge of the undersigned, there does not exist on the date hereof any condition or event which constitutes a Default, nor will any such Default exist upon Wiser U.S.'s receipt and application of the proceeds requested hereby. Borrower will use the proceeds hereby requested in compliance with the applicable provisions of the Credit Agreement.

          (d) To the best knowledge of the undersigned, each Borrower has performed and complied with all agreements and conditions in the Credit Agreement required to be performed or complied with by each Borrower on or prior to the date hereof, and each of the conditions precedent to making the Proposed Borrowing contained in the Credit Agreement remain satisfied in all material respects.

          (e) After the making of the RC Advances requested hereby, Wiser U.S.'s Consolidated Senior Funded Debt will not be in excess of the Borrowing Base on the date requested for the making of such RC Advances.

     IN WITNESS WHEREOF, this instrument is executed as of _____________, 19__.


                                         THE WISER OIL COMPANY,
                                         a Delaware corporation


                                         By:
                                             ---------------------------------
                                         Its:
                                             ---------------------------------

                                   EXHIBIT C

                          REQUEST FOR LETTER OF CREDIT

     Reference is made to that certain Credit Agreement dated as of June 23, 1994, by and among The Wiser Oil Company, a Delaware corporation ("Wiser U.S.") and The Wiser Oil Company Canada Ltd., an Alberta corporation ("Wiser Canada" and together with Wiser U.S., the "Borrowers"), certain Banks named therein (the "Banks") and NationsBank of Texas, N.A. as agent for the Banks (in such capacity, "Agent"), as amended through that certain First Amendment to Credit Agreement, dated November 29, 1995, by and among the Borrowers, Agent and the Banks and that certain Letter Agreement dated May 20, 1997 by and among Borrowers, Agent and the Banks (as same may be from time to time further amended, the "Credit Agreement"). Terms which are defined in the Credit Agreement and which are used but not defined herein are used herein with the meanings given them in the Credit Agreement. Pursuant to the terms of the Agreement, Wiser U.S. hereby requests _________________ ("Issuer") to issue a Letter of Credit for the account of Wiser U.S. as follows:

          Requested Amount                     $_________________
          Requested Date of Issuance  _______________
          Requested Expiration Date   _______________
          Beneficiary                           _________________

     Wiser U.S. and the officer of Wiser U.S. signing this instrument hereby certify that:

          (a) Such officer is the duly elected, qualified and acting officer of Wiser U.S. as indicated below such officer's signature hereto;

          (b) To the best knowledge of the undersigned, the representations and warranties of Wiser U.S. set forth in the Agreement and the other Loan Papers delivered to Banks are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof or, if such representations and warranties are expressly limited to particular dates, as of such particular dates. To the best knowledge of the undersigned, no material adverse change has occurred in the business, financial condition, operations or prospects of either Wiser U.S. individually, or Wiser U.S. and its Subsidiaries, taken as a whole, since the date of the last financial reports delivered to Banks pursuant to Section 8.1 of the Agreement.
                                            -----------

          (c) To the best knowledge of the undersigned, there does not exist on the date hereof any condition or event which constitutes a Default, nor will any such Default exist upon the issuance of the Letter of Credit requested hereby. Wiser U.S. will use the Letter of Credit solely for purposes permitted by the Agreement.

          (d) To the best knowledge of the undersigned, Wiser U.S. has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Wiser U.S. on or prior to the date hereof, and each of the conditions precedent to the issuance of Letters of Credit contained in the Agreement remain satisfied in all material respects.

          (e) After the issuance of the Letter of Credit requested hereby, Wiser U.S.'s Consolidated Senior Funded Debt will not be in excess of the Borrowing Base on the date requested for the issuance of such Letter of Credit.

     IN WITNESS WHEREOF, this instrument is executed as of _____________, 19__.

                                            THE WISER OIL COMPANY,
                                            a Delaware corporation

                                            By:
                                               -------------------------------
                                            Its:
                                                ------------------------------

                                   EXHIBIT J

                             THE WISER OIL COMPANY

                        FINANCIAL OFFICER'S CERTIFICATE


     The undersigned _________________ of The Wiser Oil Company, a Delaware corporation ("Wiser U.S."), hereby (a) delivers this Certificate pursuant to

Section 8.1(d) of that certain Credit Agreement ("Credit Agreement") dated June
--------------
23, 1994, by and among Wiser U.S. and The Wiser Oil Company Canada Ltd., as Borrowers, NationsBank of Texas, N.A. as Agent ("Agent"), and the financial institutions listed on the signature pages thereto, as Banks (the "Banks"), and
(b) certifies to the Banks, with the knowledge and intent that the Banks may, without any independent investigation, rely fully on the matters herein in connection with the Credit Agreement, as follows:

     1. Attached hereto as Exhibit A are the consolidated and consolidating financial statements of (a) [_] Wiser U.S. and its Subsidiaries as of and for the fiscal [_]year [_]quarter (check one) ended _____________, 19____, (b) [_] Wiser Canada as of and for the fiscal quarter ended _____________, 19____ (check one).

     2. As of the date of such financial statements, Wiser U.S.'s ratio of Consolidated Current Assets to Adjusted Consolidated Current Liabilities was ______ to 1.0, as evidenced by the following calculations:

     Consolidated Current Assets (per Credit Agreement)         $_______________


Consolidated Current Liabilities    $_________________
Less: Long Term Debt     ($________________)
                                     -----------------

Adjusted Consolidated Current Liabilities (per Credit Agreement)$_______________


Consolidated Current Assets              $
---------------------------------        =   ---------------  =   --------
Adjusted Consolidated Current Liabilities    $               1.0

     3. As of the date of such financial statements, Wiser U.S.'s Consolidated Funded Debt was _____% of Wiser U.S.'s Consolidated Total Capital, as evidenced by the following calculations:

Consolidated Funded Debt                                        $_______________

Consolidated Liabilities             $________________
Plus: Consolidated Shareholders Equity             ($________________)
                                                   -------------------

Consolidated Total Capital                                      $_______________

Consolidated Funded Debt                $
-------------------   =     -------------    =  ------------    _______________%
Consolidated Total Capital  $                   1.0

     4. For the period of four fiscal quarters ending on the date of such financial statements Wiser U.S.'s Consolidated Interest Coverage Ratio (as defined in the Subordinate Notes Indenture) was _________ to 1.

     5. As of the date of such financial statements, the Adjusted Market Value of all Marketable Securities held by Wiser U.S. and its Consolidated Subsidiaries was $_______.

     6. As of the date of such financial statements, the aggregate amount of all net gas imbalances under all Gas Balancing Agreements to which Wiser U.S. or any of its Subsidiaries are parties, or by which any Mineral Interests owned by Wiser U.S. or any of its Subsidiaries are bound, is approximately $___________.

     7. As of the date of such financial statements, the aggregate amount of all Advance Payments received under all Advance Payment Contracts to which Wiser U.S. or any of its Subsidiaries are parties, or by which any Mineral Interests owned by Wiser U.S. or any of its Subsidiaries are bound, which have not been satisfied by delivery of production, is approximately $______________.

     8. Such financial statements are true and correct in all material respects, have been prepared on a consistent basis in accordance with GAAP (except as otherwise noted therein) and fairly present, on a consolidated basis, the financial condition of Wiser U.S. and its Subsidiaries (or Wiser Canada and its Subsidiaries in the case of the financial statements delivered pursuant to
Section 8.1(c) of the Credit Agreement) as of the respective dates indicated
--------------
therein and the results of operations for the respective periods indicated therein.

     9. As of the date of such financial statements, neither Wiser U.S. nor any of its Subsidiaries (or Wiser Canada and its Subsidiaries in the case of the financial statements delivered pursuant to Section 8.1(c) of the Credit
                                           --------------
Agreement) had any liabilities or obligations (absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in such financial statements which are, individually or in the aggregate, material to the condition, financial or otherwise, or operations of Wiser U.S. and its Subsidiaries (or Wiser Canada and its Subsidiaries in the case of the financial statements delivered pursuant to Section 8.1(c) of the Credit Agreement) on a
                                 --------------
consolidated basis as of that date, which are not reflected on such financial statements.

     10. Unless otherwise disclosed on Exhibit B attached hereto and incorporated herein by reference for all purposes, neither a Default nor an Event of Default has occurred which is in existence on the date hereof. Provided, that for any Default or Event of Default disclosed on Exhibit B attached hereto, the Borrowers are taking or propose to take the action to cure such Default or Event of Default set forth on Exhibit B.

     Unless otherwise defined herein, all capitalized terms used herein shall have the meaning given such terms in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has duly executed this Financial Officer's Certificate as of _______________________, 19___.

                                            THE WISER OIL COMPANY,
                                            a Delaware corporation



                                            By:
                                               --------------------------------
                                            Its:
                                                -------------------------------